Exhibit 15

ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 3, 2011

Shareholders and Board of Directors

KeyCorp

We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements (including all amendments thereto) of our review report, dated November 3, 2011, relating to the unaudited consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-88934
Form S-3 No. 333-121553	(Amendment No. 1)
Form S-3 No. 333-124023	(Amendment No. 1)
Form S-3 No. 333-134937	(Post-Effective Amendment No. 3)
Form S-3 No. 333-151608
Form S-3 No. 333-174865
Form S-4 No. 333-146456
Form S-4 No. 333-159490	(Amendment No. 3)
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120
Form S-8 No. 333-167093

Cleveland, Ohio

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